Schedule 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC.

Three World Financial Center, 200 Vesey Street

New York, New York 10281-1010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 26, 2012

To the Stockholders:

The Annual Meeting of Stockholders of the Brookfield Global Listed Infrastructure Income Fund Inc. (the “Fund”), will be held at the offices of Brookfield Investment Management Inc., Three World Financial Center, 200 Vesey Street, 26th Floor, New York, New York 10281-1010 on May 22, 2012, starting at 9:00 a.m., for the following purposes:

1.	To elect a Class I Director (Proposal 1).

2.	To transact any other business that may properly come before the meeting.

The Board of Directors recommends that you vote in favor of Proposal 1.

Stockholders of record as of the close of business on April 13, 2012, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please complete, date, sign and return promptly in the enclosed envelope the accompanying proxy ballot(s). This is important to ensure a quorum at the meeting.

In addition to voting by mail, you may also vote via the Internet, as follows:

To vote by the Internet:

(1)	Read the Proxy Statement and have the enclosed proxy card at hand.
(2)	Go to the website that appears on the enclosed proxy card.
(3)	Enter the control number set forth on the enclosed proxy card and follow the simple instructions.

We encourage you to vote your shares via the Internet using the control number that appears on your enclosed proxy card. Use of Internet voting will reduce the time and costs associated with this proxy solicitation. Whichever method you choose, please read the enclosed Proxy Statement carefully before you vote. If you should have any questions about this Notice or the proxy materials, we encourage you to call us at (800) 497-3746.

By Order of the Board of Directors,

/s/ Jonathan C. Tyras

Jonathan C. Tyras

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2012

The Fund’s Notice of Annual Meeting of Stockholders, Proxy Statement and Form of Proxy are available on the Internet at www.brookfieldim.com

WE NEED YOUR PROXY VOTE IMMEDIATELY.

YOU MAY THINK YOUR VOTE IS NOT IMPORTANT, BUT IT IS VITAL. THE MEETING OF STOCKHOLDERS OF THE FUND WILL BE UNABLE TO CONDUCT ANY BUSINESS IF LESS THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE IS REPRESENTED. IN THAT EVENT, THE FUND, AT THE STOCKHOLDERS’ EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

Instructions for Signing Proxy Cards

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts. Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts. Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration.

3. All Other Accounts. The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature

Corporate Accounts
(1) ABC Corp.	ABC Corp. (by John Doe, Treasurer)
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe

Custodial or Estate Accounts
(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr., Executor

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR

SHARES PROMPTLY, NO MATTER HOW MANY SHARES YOU OWN.

BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC.

Three World Financial Center, 200 Vesey Street

New York, New York 10281-1010

PROXY STATEMENT

This Proxy Statement is furnished to stockholders in connection with a solicitation by the Board of Directors (the “Board”) of Brookfield Global Listed Infrastructure Income Fund Inc. (the “Fund”) of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”) of the Fund to be held at the offices of Brookfield Investment Management Inc., Three World Financial Center, 200 Vesey Street, New York, NY 10281-1010 at 9:00 a.m. on May 22, 2012 (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about April 27, 2012.

Stockholders who execute proxies retain the right to revoke them by written notice received by the Secretary of the Fund at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the election of the director nominee or Class I Director. The close of business on April 13, 2012, has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting. Each outstanding share of common stock of the Fund is entitled to one vote on each matter submitted to a vote at the Meeting. The number of outstanding shares of common stock of the Fund as of the Record Date is 7,755,240.

Under the Bylaws of the Fund, a quorum is constituted by the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting. In the event that a quorum is not present at the Meeting, the chairman of the Meeting or the stockholders entitled to vote at the Meeting, present in person or by proxy, have the power to adjourn the Meeting from time to time to a date not more than 120 days after the Record Date without notice other than announcement at the Meeting.

For purposes of determining the presence of a quorum for transacting business related to Proposal 1 at the Meeting, abstentions, if any, will be treated as shares that are present, but not as votes cast, at the Meeting. Accordingly, for purposes of counting votes, shares represented by abstentions will have no effect on Proposal 1, for which the required vote is a majority of the votes entitled to be cast at the Meeting at which a quorum is present. Since banks and brokers will have discretionary authority to vote shares in the absence of voting instructions from stockholders with respect to Proposal 1, there will be no broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power).

Stockholders may request copies of the Fund’s most recent annual report, including the financial statements, without charge, by writing to Investor Relations, Brookfield Global Listed Infrastructure Income Fund Inc., Three World Financial Center, 200 Vesey Street, 24th Floor, New York, New York 10281-1010. These reports also are available on the Fund’s website at www.brookfieldim.com. These documents also have been filed with the Securities and Exchange Commission and are available at www.sec.gov.

PROPOSAL 1: ELECTION OF CLASS I DIRECTOR

The Fund’s Articles of Incorporation provide that the Board shall be divided into three classes: Class I, Class II and Class III. The terms of office of the present Directors in each class expire at the Annual Meeting in the year indicated or thereafter in each case when their respective successors are elected and qualified: Class I, 2012; Class II, 2013; and Class III, 2014. At each subsequent annual election, Directors chosen to succeed those whose terms are expiring will be identified as being of that same class and will be elected for a three-year term. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board.

The person named in the accompanying form of proxy intend to vote at the Meeting (unless directed not to so vote) for the re-election of Rodman L. Drake, the Class I Director nominee for the Fund. Mr. Drake has indicated that he will serve if elected, but if he should be unable to serve, the proxy or proxies will be voted for any other person determined by the persons named in the proxy in accordance with their judgment.

The Board has determined that Mr. Drake, as well as Messrs. Kuczmarski and Salvatore, are each independent under the criteria for independence set forth in the listing standards of the New York Stock Exchange, and therefore, the Fund meets the requirements of the New York Stock Exchange that a majority of Directors be independent.

As described above, there is one nominee for election to the Board at this time. Proxies cannot be voted for a greater number of persons than the number of nominees currently proposed to serve on the Board.

Information Concerning Nominee and Directors

The following table provides information concerning each of the Directors and the Class I Director nominee of the Board, as of the date of this Proxy Statement. The nominee is listed first in the table under “Class I Independent Director Nominee.” The terms of the Class II and the Class III Directors do not expire this year. The Fund has a retirement policy which sets a mandatory retirement age of 75 for the Directors.

Name, Address and Age	Position(s) Held with Fund and Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years and Other Directorships Held by Director	Number of Portfolios in Fund Complex Overseen by Director
Class I Independent Director Nominee - Term Expires at 2015 Annual Meeting of Stockholders

Rodman L. Drake c/o Three World Financial Center, 200 Vesey Street, New York, New York 10281-1010 Age 69	Director and Chairman of the Board, Member of the Audit Committee, Member of the Nominating and Compensation Committee Elected since August 2011 Elected for Three Year Term	Chairman (since 2003) and Director/Trustee of several investment companies advised by the Advisor (defined below) (1989-Present); Director and/or Lead Director of Crystal River Capital, Inc. (2005-2010); Chairman of Board (2005-2010), Interim President and Chief Executive Officer of Crystal River Capital, Inc. (2009-2010); Director of Celgene Corporation (2006-Present); Director of Student Loan Corporation (2005-2010); Director of Apex Silver Mines Limited (2007-2009); Co-founder, Baringo Capital LLC (2002-Present); Director of Jackson Hewitt Tax Services Inc. (2004-2011); Director of Animal Medical Center (2002-Present); Director and/or Lead Director of Parsons Brinckerhoff, Inc. (1995-2008); Trustee and Chairman of Excelsior Funds (1994-2007); Trustee of Columbia Atlantic Funds (2007-2009); Chairman of Columbia Atlantic Funds (2009-Present).	11

Class II Independent Director - Term Expires at 2013 Annual Meeting of Stockholders

Edward A. Kuczmarski c/o Three World Financial Center, 200 Vesey Street, New York, New York 10281-1010 Age 62	Director, Member of the Audit Committee, Chairman of the Nominating and Compensation Committee Elected since August 2011 Elected for Three Year Term	Certified Public Accountant and Partner of Crowe Horwath LLP (formerly Hays & Company before merger in 2009) (1980-Present); Trustee of the Empire Builder Tax Free Bond Fund (1984-Present); Director of ISI Funds (2007-Present); Trustee of the Daily Income Fund (2006-Present); Director of the California Daily Tax Free Income Fund, Inc. (2006-Present); Director of the New York Tax Free Income Fund, Inc. (1984-Present)	5

Name, Address and Age	Position(s) Held with Fund and Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years and Other Directorships Held by Director	Number of Portfolios in Fund Complex Overseen by Director
Class III Independent Director - Term Expires at 2014 Annual Meeting of Stockholders

Louis P. Salvatore c/o Three World Financial Center, 200 Vesey Street, New York, New York 10281-1010 Age 65	Director, Chairman of the Audit Committee, Member of the Nominating and Compensation Committee Elected since August 2011 Elected for Three Year Term	Director/Trustee of several investment companies advised by the Advisor (2005-Present); Director of Crystal River Capital, Inc. (2005-2010); Director of Turner Corp. (2003-Present); Director of Jackson Hewitt Tax Services, Inc. (2004-2011); Employee of Arthur Andersen LLP (2002-Present).	11

Class III Interested Director/Officer of the Fund - Term Expires at 2014 Annual Meeting of Stockholders

Kim G. Redding* c/o Three World Financial Center, 200 Vesey Street, New York, New York 10281-1010 Age 56	President and Director Elected Director since August 2011 – Elected for Three Year Term Elected President Annually since August 2011	President of several investment companies advised by the Advisor (2010-Present); Chief Executive Officer and Chief Investment Officer of the Advisor (2010-Present); Director, Brookfield Investment Management (UK) Limited (2011-Present); Director and Chairman of the Board of Directors, Brookfield Investment Management (Canada) Inc. (2011-Present); Co-Chief Executive Officer and Chief Investment Officer of the Advisor (2009-2010); Director, Brookfield Investment Funds (UCITS) plc (2011-Present); Director, Brookfield Investment Funds (QIF) plc (2011-Present); Founder and Chief Executive Officer of Brookfield Redding LLC (2001-2009).	5

*	Designates individual who are “interested persons” of the Fund, as defined by the 1940 Act, because of affiliations with the Advisor.

Officers of the Fund

The officers of the Fund are elected by its Board either at its annual meeting, or at any subsequent regular or special meeting of the Board. The Board of the Fund has elected six officers, to hold office at the discretion of the Board until their successors are chosen and qualified or until his or her resignation or removal. Except where dates of service are noted, all officers listed below served the Fund as such throughout the fiscal year ended December 31, 2011. The following table sets forth information concerning each officer of the Fund as of the date of this Joint Proxy Statement:

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Craig Noble, CFA* c/o Three World Financial Center, 200 Vesey Street, New York, New York 10281-1010 Age 38	Vice President	Elected Annually since August 2011	Managing Director and Portfolio Manager of the Advisor (2008-Present); Vice President, Infrastructure Group of Brookfield Asset Management Inc. (2004-2008).

Steven M. Pires* c/o Three World Financial Center, 200 Vesey Street, New York, New York 10281-1010 Age 55	Treasurer	Elected Annually since August 2011	Treasurer of several investment companies advised by the Advisor (2009-Present); Vice President the Advisor (2011-Present); Vice President of Brookfield Operations and Management Services LLC (2008-2011); Assistant Vice President of Managers Investment Group LLC (2004-2008).

Jonathan C. Tyras* c/o Three World Financial Center, 200 Vesey Street, New York, New York 10281-1010 Age 43	Secretary	Elected Annually since August 2011	Managing Director and Chief Financial Officer of the Advisor (2010-Present); Director of the Advisor (2006-2010); Chief Financial Officer of Brookfield Investment Management (UK) Limited (2011-Present); Chief Financial Officer of Brookfield Investment Management (Canada) Inc. (2011-Present); General Counsel and Secretary of the Advisor (2006-Present); Vice President and General Counsel (2006-2010) and Secretary (2007-2010) of Crystal River Capital, Inc.; Secretary of several investment companies advised by the Advisor (2006-Present); Chief Executive Officer, AMP Capital Brookfield (US) LLC (2011-Present); Managing Director, AMP Capital Brookfield Pty Limited (2011-Present).

Name, Address and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Seth Gelman* c/o Three World Financial Center, 200 Vesey Street, New York, New York 10281-1010 Age 36	Chief Compliance Officer (“CCO”)	Elected Annually since August 2011	CCO of several investment companies advised by the Advisor (2009-Present); Director and CCO of the Advisor (2009-Present); Vice President, Oppenheimer Funds, Inc. (2004-2009).

Lily Wicker* c/o Three World Financial Center, 200 Vesey Street, New York, New York 10281-1010 Age 33	Assistant Secretary	Elected Annually since August 2011	Assistant Secretary (2009-Present) and Interim CCO (March-May 2009) of several investment companies advised by the Advisor; Vice President (2010-Present); Assistant Vice President (2009-2010) and Associate (2007-2009) of the Advisor; Chief Compliance Officer, Brookfield Investment Management (UK) Limited (May 2011-Present); Juris Doctor, Boston University School of Law (2004-2007).

*	Designates individuals who are “interested persons” of the Fund, as defined by the 1940 Act, because of affiliations with the Advisor.

Share Ownership

As of the Record Date, the Class I Director nominee, Directors and officers of the Fund beneficially owned individually and collectively as a group less than 1% of the outstanding shares of the Fund.

The following table sets forth the aggregate dollar range of equity securities owned by each Director of the Fund and of all funds overseen by each Director in the Advisor’s family of investment companies (the “Fund Complex”) as of March 31, 2012. The Fund Complex is comprised of the Fund, Helios Advantage Income Fund, Inc., Helios High Income Fund, Inc., Helios Multi-Sector High Income Fund, Inc., Helios Strategic Income Fund, Inc., Helios High Yield Fund, Helios Total Return Fund Inc. and Brookfield Investment Funds and its four series of underlying portfolios: Brookfield Global Listed Real Estate Fund; Brookfield Global Listed Infrastructure Fund; Brookfield Global High Yield Fund; and Brookfield High Yield Fund. The cost of each Director’s investment in the Fund Complex may vary from the current dollar range of equity securities shown below, which is calculated on a market value basis as of March 31, 2012. The information as to beneficial ownership is based on statements furnished to the Fund by each Director.

Name of Nominee/Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Director in Family of Investment Companies

Interested Director
Kim G. Redding	None	None

Independent Directors
Rodman L. Drake	$1 - $10,000	Over $100,000
Edward A. Kuczmarski	None	None
Louis P. Salvatore	None	Over $100,000

Information Regarding the Board and its Committees

The Role of the Board

The business and affairs of the Fund are managed under the direction of the Board. The Board provides oversight of the management and operations of the Fund. As is the case with virtually all investment companies (as distinguished from operating companies), the day-to-day management and operation of the Fund is the responsibility of various service providers to the Fund, such as the Fund’s investment adviser and administrator, the sub-administrator, fund accountant, custodian, and transfer agent. The Board approves all significant agreements between the Fund and its service providers. The Board has appointed senior employees of the Advisor as officers of the Fund, with responsibility to monitor and report to the Board on the Fund’s day-to-day operations. In conducting this oversight, the Board receives regular reports from these officers and service providers regarding the Fund’s operations. For example, the Treasurer of the Fund provides reports as to financial reporting matters, and investment personnel of the Advisor report on the Fund’s investment activities and performance. The Board has appointed a Chief Compliance Officer who administers the Fund’s compliance program and regularly reports to the Board as to compliance matters. Some of these reports are provided as part of formal “Board meetings” which are typically held quarterly, in person, and involve the Board’s review of recent Fund operations. From time to time, one or more members of the Board may also meet with management in less formal settings, between scheduled “Board meetings,” to discuss various topics. In all cases, however, the role of the Board and of any individual Director is one of oversight and not of management of the day-to-day affairs of the Fund and its oversight role does not make the Board a guarantor of the Fund’s investments, operations or activities.

Board Leadership Structure

The Board has structured itself in a manner that it believes allows it to effectively perform its oversight function. It has established three standing committees, an Audit Committee, a Nominating and Compensation Committee and a Qualified Legal Compliance Committee (the “QLCC”) (collectively, the “Committees”), which are discussed in greater detail below. Currently, 75% of the members of the Board are not “interested persons,” as defined in the 1940 Act, of the Fund (the “Independent Directors”), which are Directors that are not affiliated with the Advisor or its affiliates, and the Audit Committee, Nominating and Compensation Committee and QLCC are each comprised entirely of Independent Directors. Each of the Independent Directors helps to identify matters for consideration by the Board and the Chairman has an active role in the agenda setting process for Board meetings. Presently, Mr. Drake, the Class I nominee for Director, serves as Chairman of the Board. The Audit Committee Chairman also has an active role in the agenda setting process for the Audit Committee meetings. The Fund has adopted Fund Governance Policies and Procedures to ensure that the Board is properly constituted in accordance with the 1940 Act and to set forth examples of certain of the significant matters for consideration by the Board and/or its Committees in order to facilitate the Board’s oversight function. For example, although the 1940 Act requires that at least 40% of a fund’s directors not be “interested persons,” as defined in the 1940 Act, the Board has determined that the Independent Directors should constitute at least 75% of the Board. The Board has determined that its leadership structure is appropriate. In addition, the Board also has determined that the structure, function and composition of the Committees are appropriate means to provide effective oversight.

Board Oversight of Risk Management

As part of its oversight function, the Board receives and reviews various risk management reports and assessments and discusses these matters with appropriate management and other personnel. Because risk management is a broad concept comprised of many elements, Board oversight of different types of risks is handled in different ways. For example, the full Board receives and reviews reports from senior personnel of the Advisor (including senior compliance, financial reporting and investment personnel) or their affiliates regarding various types of risks, including, but not limited to, operational, compliance, investment, and business continuity risks, and how they are being managed. From time to time, the full Board meets with the Fund’s Chief Compliance Officer to discuss compliance risks relating to the Fund, the Advisor and the Fund’s other service providers. The Audit Committee supports the Board’s oversight of risk management in a variety of ways, including meeting regularly with the Fund’s Treasurer and with the Fund’s independent registered public accounting firm and, when appropriate, with other personnel employed by the Advisor to discuss, among other things, the internal control structure of the Fund’s financial reporting function and compliance with the requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee also meets regularly with the Fund’s Chief Compliance Officer to discuss compliance and operational risks and receives reports from the Advisor’s internal audit group as to these and other matters.

Information about Each Director’s Qualification, Experience, Attributes or Skills

The Board believes that each of the Directors, including the Class I Director nominee, has the qualifications, experience, attributes and skills (“Director Attributes”) appropriate to serve as a Director of the Fund in light of the Fund’s business and structure. Certain of these business and/or professional experiences are set forth in detail in the table above. The Directors have substantial board experience or other professional experience and have demonstrated a commitment to discharging their oversight responsibilities as Directors. The Board, with the assistance of the Nominating and Compensation Committee, annually conducts a “self-assessment” wherein the performance of the Board and the Committees are reviewed.

In addition to the information provided in the table above, below is certain additional information regarding each Director, including the Class I Director nominee, and certain of their Director Attributes. Although the information provided below, and in the table above, is not all-inclusive, the information describes some of the specific experiences, qualifications, attributes or skills that each Director possesses to demonstrate that the Directors have the appropriate Director Attributes to serve effectively as Directors of the Fund. Many Director Attributes involve intangible elements, such as intelligence, integrity and work ethic, the ability to work together, the ability to communicate effectively, the ability to exercise judgment and ask incisive questions, and commitment to stockholder interests. In conducting its self-assessment, the Board has determined that the Directors have the appropriate attributes and experience to serve effectively as Directors of the Funds.

•

Rodman L. Drake – In addition to his tenure as a Director of the Fund, Mr. Drake has extensive business experience with particular expertise in financial services, financial reporting, strategic planning and risk management disciplines, including serving on the board of directors for various public and private companies, which include other investment management companies. Mr. Drake serves as the Chairman of the Board, and is a member of the Audit Committee and the Nominating and Compensation Committee.

•

Louis P. Salvatore – In addition to his tenure as a Director of the Fund, Mr. Salvatore has extensive business experience in financial services and financial reporting, including serving on the board of directors/trustees and as audit committee chairman for several other investment management companies. Mr. Salvatore previously spent over thirty (30) years in public accounting. He holds a Professional Director Certification from the American College of Corporate Directors, a public company director education organization. Mr. Salvatore serves as Chairman of the Audit Committee and is a member of the Nominating and Compensation Committee.

•

Edward A. Kuczmarski – In addition to his tenure as a Director of the Fund, Mr. Kuczmarski has financial accounting experience as a Certified Public Accountant. He also currently serves on the board of directors/trustees for several other investment management companies. In serving on these boards, Mr. Kuczmarski has come to understand and appreciate the role of a director and has been exposed to many of the challenges facing a board and the appropriate ways of dealing with those challenges. Mr. Kuczmarski serves as Chairman of the Nominating and Compensation Committee, and is a member of the Audit Committee.

•

Kim G. Redding – In addition to his tenure as a Director of the Fund, Mr. Redding is the Chief Executive Officer and Chief Investment Officer of the Advisor and is currently President of several other investment companies advised by the Advisor. As the Chief Investment Officer, Mr. Redding has intimate knowledge of the Adviser, its operations, personnel and financial resources. His position of responsibility at the Adviser, in addition to his knowledge of the firm, has been determined to be valuable to the Board in its oversight of the Fund.

Nominating and Compensation Committee Considerations for Independent Directors

The Nominating and Compensation Committee evaluates candidates’ qualifications for Board membership. When evaluating candidates, the Nominating and Compensation Committee considers a number of attributes including leadership, independence, interpersonal skills, financial acumen, integrity and professional ethics, educational and professional background, prior director or executive experience, industry knowledge, business judgment and specific experiences or expertise that would complement or benefit the Board as a whole. The Nominating and Compensation Committee also may consider other factors/attributes as they may determine appropriate in their own judgment. The Nominating and Compensation Committee believes that the significance of each nominee’s background, experience, qualifications, attributes or skills must be considered in the context of the Board as a whole. As a result, the Nominating and Compensation Committee has not established a litmus test or quota relating to these matters that must be satisfied before an individual may serve as a Director. The Nominating and Compensation Committee believes that board effectiveness is best evaluated at a group level, through the annual self-assessment process. Through this process, the Nominating and Compensation Committee considers whether the Board as a whole has an appropriate level of sophistication, skill, and business acumen and the appropriate range of experience and background. The diversity of a candidate’s background or experiences, when considered in comparison to the background and experiences of other members of the Board, may or may not impact the Nominating and Compensation Committee’s view as to the candidate. In accessing these matters, the Nominating and Compensation Committee typically considers the following minimum criteria:

•

With respect to nominations for Independent Directors, nominees shall be independent of the Advisor and other principal service providers. The Nominating and Compensation Committee of the Fund shall also consider the effect of any relationship beyond those delineated in the 1940 Act that might impair independence, such as business, financial or family relationships with the investment adviser or its affiliates.

•

Independent Director nominees must qualify for service on the Fund’s Audit Committee under the rules of the New York Stock Exchange (including financial literacy requirements) or of another applicable securities exchange.

•	With respect to all Directors, a proposed nominee must qualify under all applicable laws and regulations.

•	The proposed nominee must agree to invest in an amount equal to 1.5 years worth of director compensation in the Fund Complex within three years of becoming a Director.

•	The Nominating and Compensation Committee of the Fund may also consider such other factors as it may determine to be relevant.

Board Meetings

The Board of Directors held two meetings during the Fund’s fiscal year ended December 31, 2011.

Audit Committee

The Fund has a standing Audit Committee that was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, which currently consists of Messrs. Drake, Kuczmarski and Salvatore, all of whom are Independent Directors. The principal functions of the Audit Committee are to review the Fund’s audited financial statements, to select the Fund’s independent auditor, to review with the Fund’s auditor the scope and anticipated costs of their audit and to receive and consider a report from the auditors concerning their conduct of the audit, including any comments or recommendations they might want to make in connection therewith. During the Fund’s fiscal year ended December 31, 2011, the Audit Committee held one Committee meeting. Mr. Salvatore serves as Chairman of the Audit Committee, and the Board has determined that each member of the Audit Committee is an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

The Fund’s Board of Directors has adopted a written charter for its Audit Committee, which is available on the Fund’s website at www.brookfieldim.com. A copy of the Fund’s Audit Committee Charter is also available free of charge, upon request directed to Investor Relations, Brookfield Global Listed Infrastructure Income Fund Inc., Three World Financial Center, 200 Vesey Street, 24th Floor, New York, New York 10281-1010.

Nominating and Compensation Committee

The Fund has a Nominating and Compensation Committee, which currently consists of Messrs. Drake, Kuczmarski and Salvatore, all of whom are Independent Directors and independent as independence is defined in New York Stock Exchange, Inc.’s listing standards. The Nominating and Compensation Committee of the Fund did not meet during the Fund’s fiscal year ended December 31, 2011. The function of the Fund’s Nominating and Compensation Committee is to recommend candidates for election to its Board as Independent Directors. The Fund’s Nominating and Compensation Committee evaluates each candidate’s qualifications for Board membership and their independence from the Advisor and other principal service providers.

The Nominating and Compensation Committee will consider nominees recommended by stockholders who, separately or as a group, own at least one percent of the Fund’s shares. For a list of the minimum criteria used by the Nominating and Compensation Committee to assess a candidate’s qualifications, please see “Nominating and Compensation Committee Considerations for Independent Directors” above.

When identifying and evaluating prospective nominees, the Nominating and Compensation Committee review all recommendations in the same manner, including those received by stockholders. The Nominating and Compensation Committee first determine if the prospective nominee meets the minimum qualifications set forth above. Those proposed nominees meeting the minimum qualifications as set forth above are then be considered by the Nominating and Compensation Committee with respect to any other qualifications deemed to be important. Those nominees meeting the minimum and other qualifications and determined by the Nominating and Compensation Committee as suitable are included on the Fund’s proxy cards.

Stockholder recommendations should be addressed to the Nominating and Compensation Committee in care of the Secretary of the Fund and sent to Three World Financial Center, 200 Vesey Street, 24th Floor, New York, New York 10281-1010. Stockholder recommendations should include biographical information, including business experience for the past nine years and a description of the qualifications of the proposed nominee, along with a statement from the nominee that he or she is willing to serve and meets the requirements to be an Independent Director, if applicable. The Fund’s Nominating and Compensation Committee also determines the compensation paid to the Independent Directors. The Board has adopted a written charter for its Nominating and Compensation Committee, which is available on the Fund’s website at www.brookfieldim.com. A copy of the Fund’s Nominating and Compensation Committee Charter is also available free of charge, upon request directed to Investor Relations, Brookfield Global Listed Infrastructure Income Fund Inc., Three World Financial Center, 200 Vesey Street, 24th Floor, New York, New York 10281-1010.

The Fund’s Nominating and Compensation Committee has recommended Mr. Rodman L. Drake as nominee for re-election and the Fund’s Board of Directors has nominated Mr. Rodman L. Drake to serve as the Class I Independent Director.

Qualified Legal Compliance Committee

The Fund has a standing Qualified Legal Compliance Committee (“QLCC”). The QLCC was formed for the purpose of compliance with Rules 205.2(k) and 205.3(c) of the Code of Federal Regulations, regarding alternative reporting procedures for attorneys retained or employed by an issuer who appear and practice before the Securities and Exchange Commission on behalf of the issuer (the “issuer attorneys”). An issuer attorney who becomes aware of evidence of a material violation by the Fund, or by any officer, Director, employee, or agent of the Fund, may report evidence of such material violation to the QLCC as an alternative to the reporting requirements of Rule 205.3(b) (which requires reporting to the chief legal officer and potentially “up the ladder” to other entities). The QLCC meets as needed. During the fiscal year ended December 31, 2011, the Fund’s QLCC did not meet. The QLCC currently consists of Messrs. Drake, Kuczmarski and Salvatore.

Code of Ethics

The Fund has adopted a code of ethics that applies to all of its Directors and officers and any employees of the Fund’s external manager or its affiliates who are involved in the Fund’s business and affairs. This code of ethics is designed to comply with Securities and Exchange Commission regulations and New York Stock Exchange listing standards related to codes of conduct and ethics and is available on the Fund’s website at www.brookfieldim.com. A copy of the Fund’s code of ethics also is available free of charge, upon request directed to Investor Relations, Brookfield Global Listed Infrastructure Income Fund Inc., Three World Financial Center, 200 Vesey Street, 24th Floor, New York, New York 10281-1010.

There is no family relationship between any of the Fund’s current officers or Directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of the Fund’s officers or Directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with the Fund so enjoined.

Compensation of Directors and Executive Officers

No remuneration was paid by the Fund to persons who were directors, officers or employees of the Advisor or any affiliate thereof for their services as Directors or officers of such Fund. Each Director of the Fund, other than those who are officers or employees of the Advisor or any affiliate thereof, is entitled to receive from the Fund a fee of $10,000 per year plus $2,000 for the Chairman of the Board and $3,000 for the Chairman of the Audit Committee. The following table sets forth information concerning the compensation received by Directors for the fiscal year ended December 31, 2011 for the Fund, which we refer to as fiscal 2011.

	Directors’ Aggregate Compensation from the Fund	Total Directors’ Compensation from the Funds and the Fund Complex

Interested Director
Kim G. Redding	$0	$0

Independent Directors
Rodman L. Drake	$12,000	$104,000
Edward A. Kuczmarski	$10,000	$2,500
Louis P. Salvatore	$13,000	$104,250

Stockholder Communications with Board of Directors and Board Attendance at Annual Meetings

The Fund’s Board of Directors provides a process for stockholders to send communications to the Board. Any stockholder who wishes to send a communication to the Board should send the communication to the attention of the Fund’s Secretary at Three World Financial Center, 200 Vesey Street, 24th Floor, New York, New York 10281-1010. If a stockholder wishes to send a communication directly to an individual Director or to a Committee of the Fund’s Board of Directors, then the communication should be specifically addressed to such individual Director or Committee and sent in care of the Fund’s Secretary at the same address. All communications will be immediately forwarded to the appropriate individual(s).

The Fund’s policy with respect to Directors’ attendance at annual meetings is to encourage such attendance.

Audit Committee Report

On February 27, 2012, the Audit Committee of the Fund reviewed and discussed with management the Fund’s audited financial statements as of and for the fiscal year ended December 31, 2011. The Audit Committee discussed with Deloitte & Touche LLP (“Deloitte”), the Fund’s independent registered public accounting firm, the matters required to be discussed by Rule 3526, Communication with Audit Committees Concerning Independence.

The Audit Committee received and reviewed the written disclosures and the letter from Deloitte required by Rule 3520, Auditor Independence, and discussed with Deloitte, its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2011 be included in the Fund’s annual report to stockholders, as required by Section 30(e) of the 1940 Act and Rule 30d-1 promulgated thereunder for the fiscal year ended December 31, 2011.

Louis P. Salvatore – Audit Committee Chairman

Rodman L. Drake – Audit Committee Member

Edward A. Kuczmarski – Audit Committee Member

Required Vote

The election of the listed nominee for Director requires the approval of a majority of the votes entitled to be cast at the Meeting, in person or by proxy, at which a quorum is present. The Board of Directors of the Fund recommends a vote “For” approval of the election of the Class I Director nominee to the Fund’s Board of Directors.

GENERAL INFORMATION

MANAGEMENT AND SERVICE PROVIDERS

The Advisor

The Fund has entered into an investment advisory agreement (the “Investment Advisory Agreement”) with Brookfield Investment Management Inc. (the “Advisor”). The Advisor, a wholly owned subsidiary of Brookfield Asset Management Inc., is a Delaware corporation organized in February 1989 and a registered investment adviser under the Investment Advisers Act of 1940, as amended. The business address of the Advisor and its officers and directors is Three World Financial Center, 200 Vesey Street, 24th Floor, New York, New York 10281-1010. Subject to the authority of the Board of Directors, the Advisor is responsible for the overall management of the Fund’s business affairs. As of December 31, 2011, the Advisor and its affiliates had approximately $21 billion in assets under management. The Advisor’s clients include pensions, foundations and endowments, insurance companies, real estate investment trusts and closed-end funds. The Advisor specializes in equities and fixed income and its investment philosophy incorporates a value-based approach towards investment.

Mr. Kim G. Redding, an Interested Director and the President of the Fund, is Chief Investment Officer and Chief Executive Officer of the Advisor, and may be entitled, in addition to receiving a salary from the Advisor, to receive a bonus based upon a portion of the Advisor’s profits. Mr. Craig Noble, CFA, the Vice President of the Fund, Mr. Jonathan C. Tyras, the Secretary of the Fund, Mr. Seth Gelman, the CCO of the Fund, Mr. Steven M. Pires, the Treasurer of the Fund, and Ms. Lily Wicker, Assistant Secretary of the Fund, are employees of the Advisor.

The Advisor provides advisory services to several other registered investment companies, one of which invests in infrastructure securities. Craig Noble, CFA, is a Portfolio Manager across the Advisor’s global listed infrastructure strategies. He leads the Advisor’s global listed infrastructure business and oversees the Fund’s portfolio construction and execution of buy/sell decisions. Mr. Noble joined the Advisor’s parent company, Brookfield Asset Management Inc., in 2004 and moved to the Advisor in 2008, bringing more than 12 years experience in the infrastructure arena. Mr. Noble holds the Chartered Financial Analyst designation and has a Masters degree from York University’s Schulich School of Business and a Commerce degree from Mount Allison University. He has served as Portfolio Manager of the Fund since its inception.

As of February 27, 2012, Samuel Arnold, CFA was appointed Co-Portfolio Manager of the Fund. Messrs. Noble and Arnold are jointly responsible for the day-to-day management of the Fund’s portfolio. Mr. Arnold manages the North American infrastructure market and assists in growing the infrastructure opportunistic strategy for the Advisor. He has seven years of infrastructure investing experience, including as a sell side analyst at Credit Suisse in the U.S. pipeline sector, and as an analyst on a long/short energy infrastructure fund with Magnetar Capital. Mr. Arnold is trained as an engineer and began his career with ExxonMobil in the U.S., focusing on the design, construction, and operation of energy infrastructure assets. He holds the Chartered Financial Analyst designation and has an MBA from Tulane University.

Investment advisory fees paid by the Fund to the Advisor during fiscal 2011 are the following:

Fund Name	Investment Advisory Fees Paid during Fiscal Year 2011
Brookfield Global Listed Infrastructure Income Fund Inc.	$681,197

In addition to acting as investment adviser to the Fund, the Advisor acts as investment adviser to the following other investment companies at the indicated annual compensation.

Fund Name	Investment Advisory Management Fees	Approximate Net Assets at 3/31/12
Helios Advantage Income Fund, Inc.	0.65%[1]	$58 million
Helios High Income Fund, Inc.	0.65%[1]	$41 million
Helios Multi-Sector High Income Fund, Inc.	0.65%[1]	$46 million
Helios Strategic Income Fund, Inc.	0.65%[1]	$39 million
Helios High Yield Fund	0.70%[1]	$68 million
Helios Total Return Fund, Inc.	0.65%[2]	$249 million
Brookfield Investment Funds and its four separate series:
Brookfield Global Listed Real Estate Fund	0.75%[1]	$5 million
Brookfield Global Listed Infrastructure Fund	0.85%[1]	$24 million
Brookfield Global High Yield Fund	0.75%[1]	$0 million
Brookfield High Yield Fund	0.65%[1]	$20 million

(1)	Investment advisory management fees are paid at the rate noted above times such Fund’s average daily net assets.
(2)	Investment advisory management fees are paid at the rate noted above times such Fund’s average weekly net assets.

The Administrator

Pursuant to an administration agreement (the “Administration Agreement”), the Adviser also performs various administrative services to the Fund, including, among other responsibilities, the preparation and coordination of reports and other materials to be supplied to the Board; prepare and/or supervise the preparation and filing with the applicable regulatory authority of all securities filings, periodic financial reports, prospectuses, statements of additional information, marketing materials, tax returns, stockholder reports and other regulatory reports and filings required of the Fund; supervise and monitor the preparation of all required filings necessary to maintain the Fund’s qualification and/or registration to sell shares in all states where the Fund currently does, or intends to do business; coordinate the preparation, printing and mailing of all materials required to be sent to stockholders; coordinate the preparation and payment of Fund-related expenses; monitor and oversee the activities of the Fund’s other service providers; review and adjust as necessary the Fund’s daily expense accruals; monitor daily, monthly and periodic compliance with respect to the federal and state securities laws; and send periodic information (i.e., performance figures) to service organizations that track investment company information.

For its services under the Administration Agreement, the Fund pays the Advisor (as administrator to the Fund) a monthly fee at an annual rate of 0.15% of its average daily “Managed Assets.” “Managed Assets” of the Fund mean the Fund’s net assets, plus the amount of any borrowings for investment purposes. During the fiscal year ended December 31, 2011, the Advisor earned $102,179 in the aggregate in administration fees from the Fund.

The Sub-Administrator

Pursuant to a sub-administration agreement (the “Sub-Administration Agreement”), U.S. Bancorp Fund Services, LLC, (“USBFS” or the “Sub-Administrator”) 615 East Michigan Street, Milwaukee, Wisconsin 53202, acts as the Sub-Administrator to the Fund. USBFS provides certain services to the Fund including, among other responsibilities, coordinating the negotiation of contracts and fees with, and the monitoring of performance and billing of, the Fund’s independent contractors and agents; preparation for signature by an officer of the Fund of all documents required to be filed for compliance by the Fund with applicable laws and regulations, excluding those of the securities laws of various states; arranging for the computation of performance data, including net asset value per share and yield; responding to stockholder inquiries; and arranging for the maintenance of books and records of the Fund, and providing, at its own expense, office facilities, equipment and personnel necessary to carry out its duties. In this capacity, USBFS does not have any responsibility or authority for the management of the Fund, the determination of investment policy, or for any matter pertaining to the distribution of Fund shares.

Pursuant to the Sub-Administration Agreement, as compensation for its services, USBFS receives from the Adviser, as administrator to the Fund, a fee based on the Fund’s current average daily net assets of: .07% on the first $100 million, .05% on the next $200 million and .03% on the remaining assets, with a minimum annual fee of $45,000. USBFS also is entitled to certain out-of-pocket expenses. The Advisor (as administrator to the Fund) is responsible for any fees due the Sub-Administrator.

In addition, the Advisor has entered into administration agreements with seven other investment companies, with the following fee structures:

Fund Name	Administration Fee
Helios Advantage Income Fund, Inc.	A monthly fee paid at an annual rate of 0.15% of its average daily net assets
Helios High Income Fund, Inc.	A monthly fee paid at an annual rate of 0.15% of its average daily net assets
Helios Multi-Sector High Income Fund, Inc.	A monthly fee paid at an annual rate of 0.15% of its average daily net assets
Helios Strategic Income Fund, Inc.	A monthly fee paid at an annual rate of 0.15% of its average daily net assets
Helios High Yield Fund	Included in Management Fee
Helios Total Return Fund, Inc.	A monthly fee paid at an annual rate of 0.20% of its average weekly net assets
Brookfield Investment Funds and its four separate series:
Brookfield Global Listed Real Estate Fund	A monthly fee paid at an annual rate of 0.15% of its average daily net assets
Brookfield Global Listed Infrastructure Fund	A monthly fee paid at an annual rate of 0.15% of its average daily net assets
Brookfield Global High Yield Fund	A monthly fee paid at an annual rate of 0.15% of its average daily net assets
Brookfield High Yield Fund	A monthly fee paid at an annual rate of 0.15% of its average daily net assets

Brokerage Commissions

The Fund paid the following aggregate amounts in brokerage commissions, each of which included futures commissions, on the Fund’s securities purchases during the last fiscal year. All of the commissions were paid to entities not affiliated with either the Fund or the Advisor. The Advisor may participate in third party soft-dollar practices and commission sharing agreements, in which the Advisor receives brokerage and research products and services in exchange for the direction of brokerage business to a particular broker or brokers. The Advisor analyzes its use of client brokerage commissions annually to ensure that the use of soft dollars falls within the safe harbor provided by Section 28(e) of the Securities Exchange Act of 1934, as amended.

Fund Name	Brokerage Commissions Paid during Fiscal Year 2011
Brookfield Global Listed Infrastructure Income Fund Inc.	$521,131

The Advisor has discretion to select brokers and dealers to execute portfolio transactions initiated by the Advisor and to select the markets in which such transactions are to be executed. The Investment Advisory Agreement provides, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Advisor is to seek the best combination of net price and execution for the Fund. It is expected that securities ordinarily will be purchased in primary markets, and that in assessing the best net price and execution available to a Fund, the Advisor will consider all factors deemed relevant, including the price, dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operation facilities and the firm’s risk in positioning the securities involved. Transactions in foreign securities markets may involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

The Fund’s Auditor

At a meeting held on February 27, 2012, the Audit Committee of the Fund unanimously recommended the selection of Deloitte as the Fund’s independent registered public accounting firm for the current fiscal year ending December 31, 2012. The Fund is not submitting the Audit Committee’s selection of Deloitte as the Fund’s independent registered public accounting firm for ratification by its stockholders because doing so is not required by law. Representatives of Deloitte are not expected to be present at the Meeting and thus will not have an opportunity to make a statement nor be available to respond to questions.

The following table sets forth the aggregate fees billed or to be billed to the Fund for services performed for the fiscal year ended December 31, 2011 by Deloitte.

	DELOITTE 2011
Audit fees	$90,000	[1]
Audit-related fees[1]	$0
Tax fees[2]	$0
All other fees	$0

(1)	Figure includes $30,000 opening balance sheet audit.

As indicated above, the Board has adopted a written charter for the Audit Committee (the “Charter”), which is available on the Fund’s website at www.brookfieldim.com. The Fund’s Audit Committee reviews the Charter at least annually and may recommend changes to the Board. Each member of the Audit Committee of the Fund is independent as independence is defined in the listing standards of the New York Stock Exchange. The Audit Committees have adopted policies and procedures for pre-approval of the engagement of the Fund’s auditors. The Fund’s Audit Committee evaluates the auditor’s qualifications, performance and independence at least annually by reviewing, among other things, the relationship between the auditor and the Fund, as well as the Advisor or any control affiliate of the Advisor, any material issues raised by the most recent internal quality control review and the auditor’s internal quality control procedures.

COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

Section 16(a) of the Exchange Act requires the Fund’s directors and executive officers, and persons who own more than ten percent of a registered class of the Fund’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Fund. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Fund with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to the Fund and written representations that no other reports were required, all Section 16(a) filing requirements were complied with during the Fund’s fiscal year ended December 31, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 31, 2011, no persons beneficially owned 5% or more of the outstanding shares of the Fund.

OTHER BUSINESS

The Board does not know of any other matter which may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

Pursuant to the Bylaws of the Fund, nominations of individuals for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders by any stockholder who was a stockholder of record both at the time of giving of the prescribed notice by the stockholder and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business. For any nomination or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Fund, Three World Financial Center, 200 Vesey Street, 24th Floor, New York, New York 10281-1010, and in the case of any such other business, such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice must be delivered to the Secretary of the Fund between 120 and 150 days prior to the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notification must be in the form prescribed by the Bylaws. The advance notice provisions provide the Fund and its Directors with the opportunity to thoughtfully consider and address the matters proposed before the Fund prepares and mails its proxy statement to stockholders. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for giving of a stockholder’s notice as described above. Please contact the Secretary of the Fund for additional information about the advance notice requirements.

Stockholder proposals that are submitted in a timely manner, as described above, will not necessarily be included in the Fund’s proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

EXPENSES OF PROXY SOLICITATION

The cost of preparing, mailing and assembling material in connection with this solicitation of proxies will be borne by the Fund. In addition to the use of the mail, proxies may be solicited personally by officers of the Fund or by regular employees of the Advisor. Brokerage houses, banks and other fiduciaries will be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in connection therewith.

April 26, 2012

PROXY

BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC.

THIS PROXY SOLICITED ON BEHALF OF THE DIRECTORS

The undersigned hereby appoints SETH A. GELMAN and STEVEN M. PIRES, each of them attorneys and proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Brookfield Global Listed Infrastructure Income Fund Inc. (the “Fund”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at the offices of Brookfield Investment Management Inc., Three World Financial Center, 200 Vesey Street, 26th Floor, New York, New York 10281-1010, on Tuesday, May 22, 2012 at 9:00 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting, in person or by substitute (or, if only one shall be so present, then that one), shall have any, and may exercise all of the power or authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

(Continued and to be signed on the reverse side)

COMMENTS:

14475

ANNUAL MEETING OF STOCKHOLDERS OF

BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC.

May 22, 2012

You may vote via the Internet, by phone or by mailing this proxy card.

To vote via the Internet:

(1)	Read the Proxy Statement and have the proxy card at hand.
(2)	Go to [ ].
(3)	Enter the control number set forth on the proxy card and follow the simple instructions.

To vote by phone: [                        ]

Or detach your proxy card below and mail in the envelope provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	Election of Nominee of Class I Director

☐	FOR	¡	NOMINEE Rodman L. Drake (Class I)
☐	WITHHOLD

This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted FOR the re-election of the Class I nominee as Director in Proposal 1. Please refer to the Proxy Statement for a discussion of the Proposal.

PLEASE VOTE, DATE AND SIGN THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Please check if you plan on attending the meeting.    ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.